Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2024 Second Quarter Results

Contact: Stephen W. Finocchio, EVP and CFO

Brockton, Massachusetts (July 25, 2024): HarborOne Bancorp, Inc. (the “Company” or “HarborOne”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $7.3 million, or $0.18 per diluted share, for the second quarter of 2024, compared to a net income of $7.3 million, or $0.17 per diluted share for the preceding quarter, and net income of $7.5 million, or $0.17 per diluted share for the same period last year. Net income for the six months ended June 30, 2024 was $14.6 million, or $0.35 per diluted share, compared to $14.8 million, or $0.33 per diluted share for the same period in 2023.

Selected Financial Highlights:

●	Loan growth of $62.5 million, or 5.2% annualized; client deposit growth of $66.9 million, or 6.7% annualized.
●	Improved asset quality; nonperforming loans as a percentage of total loans were 0.20% compared to 0.25% last quarter.
●	Net interest margin improvement to 2.31% from 2.25% on a linked-quarter basis.
●	Commenced new share repurchase program to repurchase approximately 5% of outstanding shares over the next year.
●	$1.8 million gain on sale of former Bank headquarters, partially offset by a $1.0 million loss on sale of low-yielding securities.

“I am pleased with our team’s execution this quarter, producing 19% annualized revenue growth, and improved net interest margin, through balanced loan and deposit growth,” said Joseph F. Casey, President and CEO. “Additionally, we improved our already solid asset quality.”

Net Interest Income

Net interest and dividend income was $31.4 million for the quarter ended June 30, 2024, compared to $30.6 million for the quarter ended March 31, 2024, and $32.1 million for the quarter ended June 30, 2023. The tax equivalent interest rate spread and net interest margin were 1.66% and 2.31%, respectively, for the quarter ended June 30, 2024, compared to 1.62% and 2.25%, respectively, for the quarter ended March 31, 2024, and 1.89% and 2.45%, respectively, for the quarter ended June 30, 2023.

On a linked-quarter basis, the increase in the net interest margin, interest rate spread and net interest and dividend income reflects average interest-earning assets increasing $1.6 million and the yield on interest-earning assets increasing 7 basis points, while average interest-bearing liabilities decreased $10.9 million and the cost of those liabilities increased 3 basis points. The cost of interest-bearing deposits, excluding brokered deposits, increased 10 basis points, primarily due to certificate of deposit rollovers at higher rates. Average checking account balances increased $25.7 million on a linked-quarter basis.

The $750,000 decrease in net interest and dividend income from the prior year quarter reflects an increase of $7.9 million, or 27.5%, in total interest expense, partially offset by an increase of $7.2 million, or 11.8%, in total interest and dividend income. The total cost of funding liabilities increased 53 basis points, while the average balance increased $199.2 million, and the yield on interest-earning assets increased 35 basis points, while the average balance increased $216.7 million.

Noninterest Income

Total noninterest income improved $1.2 million, or 11.0%, to $11.9 million for the quarter ended June 30, 2024, from $10.7 million for the quarter ended March 31, 2024. HarborOne Mortgage, LLC (“HarborOne Mortgage”) capitalized on the seasonal increase in residential real estate sales, with gain on loan sales of $3.1 million from mortgage closings of $173.0 million for the quarter ended June 30, 2024, compared to $2.0 million from mortgage loan closings of $102.1 million on a linked-quarter basis. Mortgage loan closings for the quarter ended June 30, 2023 were $172.2 million with a gain on loan sales of $3.3 million. The rate-locked pipeline is up $29.0 million on a linked-quarter basis and up $11.5 million compared to June 30, 2023.

The mortgage servicing rights (“MSR”) valuation declined $273,000 for the three months ended June 30, 2024, compared to an increase of $628,000 in the MSR valuation for the three months ended March 31, 2024. Although key benchmark interest rates used in the valuation model increased slightly from the prior quarter, the MSR valuation was negative as a result of model assumption caps. The impact on the MSR valuation of principal payments on the underlying mortgages was $545,000 and $353,000 for the quarters ended June 30, 2024 and March 31, 2024, respectively. During the first quarter of 2024, HarborOne Mortgage executed an economic hedge to partially mitigate potential MSR valuation losses in a declining rate environment. For the three months ended June 30, 2024 and March 31, 2024, the hedging loss was $280,000 and $221,000, respectively.

Total noninterest income for the quarter ended June 30, 2024 included a $1.8 million gain on the sale-leaseback of the building that currently houses HarborOne’s Legion Parkway banking center in downtown Brockton and previously served as the Bank’s headquarters. The sale-leaseback continues the Company’s longtime commitment to Brockton, which was made in conjunction with a partnership to revitalize the downtown area, with plans for a mixed-use property that includes a lease-back by the Company for a state-of-the-art HarborOne banking center. The gain was partially offset by $675,000 in contribution expense from the bargain purchase element of the property sale and a $1.0 million loss on the sale of $17.5 million of available-for-sale securities with a weighted average book yield of 2.84%, as we take opportunities to improve the yield on earning assets. Management utilized the proceeds upon settlement to pay down wholesale funding carrying a rate of approximately 5.53%.

Total noninterest income decreased $743,000, or 5.9%, compared to the quarter ended June 30, 2023, primarily due to a $1.6 million, or 27.2%, decrease in mortgage banking income, partially offset by the gain noted above. The prior year quarter also reflected a $915,000 million increase in the MSR valuation.

Noninterest Expense

Total noninterest expense increased $1.3 million, or 4.4%, to $33.1 million for the quarter ended June 30, 2024, from $31.8 million for the quarter ended March 31, 2024. The primary driver was a $1.3 million increase in compensation and benefits expenses due to both an increase in mortgage bankers during the quarter, and an increase in mortgage originator’s commission consistent with the increase in residential real estate mortgage origination volume. Additionally, marketing expense increased $552,000, primarily due to the $675,000 contribution expense noted above.

Total noninterest expense increased $1.4 million, or 4.5%, compared to the prior year quarter of $31.7 million. The primary driver was a $756,000 increase in compensation and benefits expenses due to accruals for incentive expense in the current period and none in the prior year period.

Asset Quality and Allowance for Credit Losses

Total nonperforming assets were $9.8 million at June 30, 2024, compared to $12.2 million at March 31, 2024 and $20.2 million at June 30, 2023. Nonperforming assets as a percentage of total assets were 0.17% at June 30, 2024, 0.21% at March 31, 2024, and 0.36% at June 30, 2023. During the second quarter of 2024, a single nonperforming credit, included in the business-oriented hotel loan segment, with a carrying value of $1.8 million, was paid-off.

The Company recorded a $615,000 provision for credit losses for the quarter ended June 30, 2024. The provision for loan credit losses was $1.1 million, partially offset by a negative provision of $534,000 for unfunded commitments. For the quarter ended March 31, 2024, a negative provision for credit losses of $168,000 was recorded, a result of $506,000 negative provision for unfunded commitments partially offset by a provision for loan credit losses of $338,000. The Company recorded a provision for credit losses of $3.3 million for the quarter ended June 30, 2023, driven by a provision for loan credit losses of $3.5 million and a negative $215,000 provision for unfunded commitments. Loan credit loss provisioning primarily reflects replenishment of the allowance for credit losses (“ACL”) on loans due to charge-offs and loan growth. The June 30, 2024 ACL estimate also includes annually updated model assumptions.

Net charge-offs totaled $195,000, or 0.02%, of average loans outstanding on an annualized basis, for the quarter ended June 30, 2024, $125,000, or 0.01% of average loans outstanding on an annualized basis, for the quarter ended March 30, 2024, and $2.7 million, or 0.23% of average loans outstanding on an annualized basis, for the quarter ended June 30, 2023.

The ACL on loans was $49.1 million, or 1.02% of total loans, at June 30, 2024, compared to $48.2 million, or 1.01% of total loans, at March 31, 2024 and $47.8 million, or 1.02% of total loans, at June 30, 2023. The ACL on unfunded commitments, included in other liabilities on the unaudited Consolidated Balance Sheets, amounted to $2.9 million at June 30, 2024, compared to $3.4 million at March 31, 2024 and $4.8 million at June 30, 2023.

Management continues to closely monitor the loan portfolio for signs of deterioration in light of speculation that commercial real estate values may deteriorate as the market adjusts to higher vacancies and interest rates. The commercial real estate portfolio is centered in New England, with approximately 75% of the portfolio secured by property located in Massachusetts and Rhode Island. Approximately 60% of the commercial real estate loans are fixed-rate loans which, in the opinion of management, have limited near-term maturity risk. As of June 30, 2024 and March 31, 2024, commercial loans rated “watch” amounted to $87.7 million and $67.9 million, respectively. Loans are rated “watch” at the point when there are signs of potential weakness. Management performs comprehensive reviews and works proactively with creditworthy borrowers facing financial distress and implements prudent workouts and accommodations to improve the Bank’s prospects of contractual repayment.

Three sub-sectors that management identified as potentially more susceptible to weakness includes business-oriented hotels, non-anchored retail space, and metro office space. As of June 30, 2024, business-oriented hotels loans included 12 loans with a total outstanding balance of $119.7 million, non-anchored retail space loans included 29 loans with a total outstanding balance of $48.6 million, and metro office space loans included one loan with a total outstanding balance of $6.2 million. All of the loans in these groups were performing in accordance with their terms.

Balance Sheet

Total assets decreased $75.2 million, or 1.3%, to $5.79 billion at June 30, 2024, from $5.86 billion at March 31, 2024. The linked-quarter decrease primarily reflects a decrease in cash and cash equivalents, partially offset by loan growth.

Available-for-sale securities decreased $21.9 million to $269.1 million at June 30, 2024 from $291.0 million at March 31, 2024 due to the sale noted above. The unrealized loss on securities available for sale decreased to $65.3 million as of June 30, 2024, as compared to $67.0 million of unrealized losses as of March 31, 2024. Securities held to maturity were flat at $19.7 million, or 0.3% of total assets, at June 30, 2024.

Loans increased $62.5 million, or 1.3%, to $4.84 billion at June 30, 2024, from $4.78 billion at March 31, 2024. The linked-quarter increase was primarily due to increases in commercial and industrial loans of $27.8 million, commercial real estate loans of $25.2 million, and $11.0 million of residential mortgage loans.

Total deposits increased $64.3 million to $4.46 billion at June 30, 2024 from $4.39 billion at March 31, 2024. Compared to the prior quarter, non-certificate accounts decreased $66.0 million and term certificate accounts increased $133.0 million, as a competitive rate environment continued to pressure deposit mix and rates. Brokered deposits decreased $2.7 million. As of June 30, 2024, FDIC-insured deposits were approximately 76% of total deposits, including Bank subsidiary deposits.

Borrowed funds decreased $135.0 million to $619.4 million at June 30, 2024 from $754.4 million at March 31, 2024, as excess liquidity was used to paydown high rate borrowings. As of June 30, 2024, the Bank had $1.16 billion in available borrowing capacity across multiple relationships.

Total stockholders’ equity was $577.3 million at June 30, 2024, compared to $577.7 million at March 31, 2024. Stockholders’ equity decreased 0.1% when compared to the prior quarter, as net income was offset by share repurchases and dividends. The Company continues to implement and execute share repurchase programs, repurchasing 1,230,353 shares at an average price of $10.37, including $0.10 per share of excise tax, during the six months ended June 30, 2024. The tangible-common-equity-to-tangible-assets ratio(1) was 9.03% at June 30, 2024, 8.92% at March 31, 2024, and 9.38% at June 30, 2023. At June 30, 2024, the Company and the Bank had strong capital positions, exceeding all regulatory capital requirements, and are considered well-capitalized.

(1) This non-GAAP ratio is total stockholders’ equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered trust company. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 30 full-service banking centers located in Massachusetts and Rhode Island, and commercial lending offices in Boston, Massachusetts and Providence, Rhode Island. HarborOne Bank also provides a range of educational resources through “HarborOne U,” with free digital content, webinars, and recordings for small business and personal financial education. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, provides mortgage lending services throughout New England and other states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in other documents we file with the Securities and Exchange Commission (“SEC”), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, changes in general business and economic conditions (including inflation and concerns about inflation) on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in interest rates; changes in customer behavior; ongoing turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest, and future pandemics; changes in regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC, which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The Company’s management believes that the supplemental non-GAAP information, which consists of income statement results excluding the goodwill impairment charge, total adjusted noninterest expense excluding the goodwill impairment charge, diluted earnings per share excluding the goodwill impairment charge, return on average assets (ROAA), excluding the goodwill impairment charge,  return on average equity (ROAE), excluding goodwill impairment charge, the efficiency ratio, efficiency ratio excluding the goodwill impairment charge, tangible-common-equity-to-tangible-assets ratio and tangible book value per share, are utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2024	2024	2023	2023	2023

Assets

Cash and due from banks	$48,097	$36,340	$38,876	$38,573	$43,525
Short-term investments	186,965	357,101	188,474	208,211	209,326
Total cash and cash equivalents	235,062	393,441	227,350	246,784	252,851

Securities available for sale, at fair value	269,078	291,008	290,151	271,078	292,012
Securities held to maturity, at amortized cost	19,725	19,724	19,796	19,795	19,839
Federal Home Loan Bank stock, at cost	25,311	26,565	27,098	23,378	27,123
Asset held for sale	—	348	348	966	966
Loans held for sale, at fair value	41,814	16,434	19,686	17,796	20,949
Loans:
Commercial real estate	2,380,881	2,355,672	2,343,675	2,349,886	2,286,688
Commercial construction	233,926	234,811	208,443	191,224	228,902
Commercial and industrial	499,043	471,215	466,443	450,547	453,422
Total commercial loans	3,113,850	3,061,698	3,018,561	2,991,657	2,969,012
Residential real estate	1,706,678	1,695,686	1,709,714	1,706,950	1,701,766
Consumer	18,704	19,301	22,036	24,247	27,425
Loans	4,839,232	4,776,685	4,750,311	4,722,854	4,698,203
Less: Allowance for credit losses on loans	(49,139)	(48,185)	(47,972)	(48,312)	(47,821)
Net loans	4,790,093	4,728,500	4,702,339	4,674,542	4,650,382
Mortgage servicing rights, at fair value	46,209	46,597	46,111	49,201	48,176
Goodwill	59,042	59,042	59,042	69,802	69,802
Other intangible assets	1,136	1,326	1,515	1,704	1,893
Other assets	299,565	279,237	274,460	289,341	275,261
Total assets	$5,787,035	$5,862,222	$5,667,896	$5,664,387	$5,659,254

Liabilities and Stockholders' Equity

Deposits:
Demand deposit accounts	$689,800	$677,152	$659,973	$708,847	$717,572
NOW accounts	308,016	305,071	305,825	289,141	286,956
Regular savings and club accounts	989,720	1,110,404	1,265,315	1,324,635	1,390,906
Money market deposit accounts	1,100,215	1,061,145	966,201	951,128	834,120
Term certificate accounts	985,293	852,326	863,457	859,266	742,931
Brokered deposits	385,253	387,926	326,638	276,941	315,003
Total deposits	4,458,297	4,394,024	4,387,409	4,409,958	4,287,488
Borrowings	619,372	754,380	568,462	475,470	604,568
Subordinated debt	—	—	—	34,380	34,348
Other liabilities and accrued expenses	132,037	136,135	128,266	159,945	137,318
Total liabilities	5,209,706	5,284,539	5,084,137	5,079,753	5,063,722

Common stock	598	598	598	597	597
Additional paid-in capital	487,980	487,277	486,502	485,144	484,544
Unearned compensation - ESOP	(24,866)	(25,326)	(25,785)	(26,245)	(26,704)
Retained earnings	367,584	363,591	359,656	369,930	364,709
Treasury stock	(205,944)	(199,853)	(193,590)	(187,803)	(181,324)
Accumulated other comprehensive loss	(48,023)	(48,604)	(43,622)	(56,989)	(46,290)
Total stockholders' equity	577,329	577,683	583,759	584,634	595,532

Total liabilities and stockholders' equity	$5,787,035	$5,862,222	$5,667,896	$5,664,387	$5,659,254

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands, except share data)	2024	2024	2023	2023	2023

Interest and dividend income:
Interest and fees on loans	$61,512	$59,937	$59,499	$58,124	$55,504
Interest on loans held for sale	347	243	369	370	326
Interest on securities	2,121	2,065	2,001	2,003	2,035
Other interest and dividend income	3,971	4,659	2,516	2,667	2,935
Total interest and dividend income	67,951	66,904	64,385	63,164	60,800

Interest expense:
Interest on deposits	27,272	26,899	27,310	25,039	20,062
Interest on borrowings	9,329	9,423	6,260	6,439	8,114
Interest on subordinated debentures	—	—	1,122	606	524
Total interest expense	36,601	36,322	34,692	32,084	28,700

Net interest and dividend income	31,350	30,582	29,693	31,080	32,100

Provision (benefit) for credit losses	615	(168)	644	(113)	3,283

Net interest and dividend income, after provision for credit losses	30,735	30,750	29,049	31,193	28,817

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	3,143	2,013	2,176	2,704	3,300
Changes in mortgage servicing rights fair value	(1,098)	54	(3,553)	125	436
Other	2,356	2,276	2,301	2,270	2,312
Total mortgage banking income	4,401	4,343	924	5,099	6,048

Deposit account fees	5,223	4,983	5,178	5,133	5,012
Income on retirement plan annuities	141	145	147	146	128
Gain on sale of asset held for sale	1,809	—	—	—	—
Loss on sale of securities	(1,041)	—	—	—	—
Bank-owned life insurance income	758	746	1,207	531	511
Other income	628	524	1,448	689	963
Total noninterest income	11,919	10,741	8,904	11,598	12,662

Noninterest expenses:
Compensation and benefits	18,976	17,636	19,199	18,699	18,220
Occupancy and equipment	4,636	4,781	4,670	4,430	4,633
Data processing	2,375	2,479	2,474	2,548	2,403
Loan expense (income)	461	371	(317)	385	417
Marketing	1,368	816	811	794	925
Professional fees	1,236	1,457	1,690	1,374	1,114
Deposit insurance	993	1,164	795	1,004	1,176
Goodwill impairment	—	—	10,760	—	—
Other expenses	3,099	3,046	3,132	2,638	2,837
Total noninterest expenses	33,144	31,750	43,214	31,872	31,725

Income (loss) before income taxes	9,510	9,741	(5,261)	10,919	9,754

Income tax provision	2,214	2,441	1,850	2,507	2,275

Net income (loss)	$7,296	$7,300	$(7,111)	$8,412	$7,479

Earnings (losses) per common share:
Basic	$0.18	$0.17	$(0.17)	$0.20	$0.17
Diluted	$0.18	$0.17	$(0.17)	$0.20	$0.17
Weighted average shares outstanding:
Basic	41,293,787	41,912,421	42,111,872	42,876,893	43,063,507
Diluted	41,370,289	42,127,037	42,299,858	42,983,477	43,133,455

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	For the Six Months Ended June 30,
(dollars in thousands, except share data)	2024	2023	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$121,449	$108,275	$13,174	12.2%
Interest on loans held for sale	590	612	(22)	(3.6)
Interest on securities	4,186	4,114	72	1.8
Other interest and dividend income	8,630	3,738	4,892	130.9
Total interest and dividend income	134,855	116,739	18,116	15.5

Interest expense:
Interest on deposits	54,171	35,975	18,196	50.6
Interest on borrowings	18,752	13,219	5,533	41.9
Interest on subordinated debentures	—	1,047	(1,047)	(100.0)
Total interest expense	72,923	50,241	22,682	45.1

Net interest and dividend income	61,932	66,498	(4,566)	(6.9)

Provision for credit losses	447	5,149	(4,702)	(91.3)

Net interest and dividend income, after provision for credit losses	61,485	61,349	136	0.2

Noninterest income:
Mortgage banking income:
Gain on sale of mortgage loans	5,156	5,524	(368)	(6.7)
Changes in mortgage servicing rights fair value	(1,044)	(1,256)	212	16.9
Other	4,632	4,528	104	2.3
Total mortgage banking income	8,744	8,796	(52)	(0.6)

Deposit account fees	10,206	9,745	461	4.7
Income on retirement plan annuities	286	247	39	15.8
Gain on sale of asset held for sale	1,809	—	1,809	100.0
Loss on sale of securities	(1,041)	—	(1,041)	(100.0)
Bank-owned life insurance income	1,504	1,011	493	48.8
Other income	1,152	1,553	(401)	(25.8)
Total noninterest income	22,660	21,352	1,308	6.1

Noninterest expenses:
Compensation and benefits	36,612	36,019	593	1.6
Occupancy and equipment	9,417	9,673	(256)	(2.6)
Data processing	4,854	4,749	105	2.2
Loan expense	832	730	102	14.0
Marketing	2,184	2,106	78	3.7
Professional fees	2,693	2,615	78	3.0
Deposit insurance	2,157	1,686	471	27.9
Other expenses	6,145	5,656	489	8.6
Total noninterest expenses	64,894	63,234	1,660	2.6

Income before income taxes	19,251	19,467	(216)	(1.1)

Income tax provision	4,655	4,691	(36)	(0.8)

Net income	$14,596	$14,776	$(180)	(1.2)%

Earnings per common share:
Basic	$0.35	$0.34
Diluted	$0.35	$0.33
Weighted average shares outstanding:
Basic	41,603,104	43,955,411
Diluted	41,748,663	44,203,893

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Quarters Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)
Interest-earning assets:
Investment securities (1)	$374,730	$2,121	2.28%	$372,787	$2,065	2.23%	$381,762	$2,035	2.14%
Other interest-earning assets	306,361	3,971	5.21	356,470	4,659	5.26	238,891	2,935	4.93
Loans held for sale	20,775	347	6.72	14,260	243	6.85	19,614	326	6.67
Loans
Commercial loans (2)(3)	3,091,004	43,023	5.60	3,040,835	41,653	5.51	2,938,292	38,842	5.30
Residential real estate loans (3)(4)	1,695,059	18,393	4.36	1,700,694	18,175	4.30	1,682,860	16,456	3.92
Consumer loans (3)	19,221	352	7.37	20,539	358	7.01	29,025	419	5.79
Total loans	4,805,284	61,768	5.17	4,762,068	60,186	5.08	4,650,177	55,717	4.81
Total interest-earning assets	5,507,150	68,207	4.98	5,505,585	67,153	4.91	5,290,444	61,013	4.63
Noninterest-earning assets	300,847			299,153			305,132
Total assets	$5,807,997			$5,804,738			$5,595,576
Interest-bearing liabilities:
Savings accounts	$1,058,524	4,305	1.64	$1,186,201	5,523	1.87	$1,421,622	6,165	1.74
NOW accounts	299,536	88	0.12	289,902	75	0.10	280,501	59	0.08
Money market accounts	1,069,153	10,186	3.83	994,353	9,313	3.77	802,373	6,256	3.13
Certificates of deposit	931,255	9,946	4.30	855,070	8,554	4.02	708,087	5,273	2.99
Brokered deposits	300,385	2,747	3.68	356,459	3,434	3.87	281,614	2,309	3.29
Total interest-bearing deposits	3,658,853	27,272	3.00	3,681,985	26,899	2.94	3,494,197	20,062	2.30
Borrowings	776,852	9,329	4.83	764,623	9,423	4.96	666,345	8,114	4.88
Subordinated debentures	—	—	-	—	—	-	34,331	524	6.12
Total borrowings	776,852	9,329	4.83	764,623	9,423	4.96	700,676	8,638	4.94
Total interest-bearing liabilities	4,435,705	36,601	3.32	4,446,608	36,322	3.29	4,194,873	28,700	2.74
Noninterest-bearing liabilities:
Noninterest-bearing deposits	670,494			654,436			712,081
Other noninterest-bearing liabilities	126,477			119,289			88,363
Total liabilities	5,232,676			5,220,333			4,995,317
Total stockholders' equity	575,321			584,405			600,259
Total liabilities and stockholders' equity	$5,807,997			$5,804,738			$5,595,576
Tax equivalent net interest income		31,606			30,831			32,313
Tax equivalent interest rate spread (5)			1.66%			1.62%			1.89%
Less: tax equivalent adjustment		256			249			213
Net interest income as reported		$31,350			$30,582			$32,100
Net interest-earning assets (6)	$1,071,445			$1,058,977			$1,095,571
Net interest margin (7)			2.29%			2.23%			2.43%
Tax equivalent effect			0.02			0.02			0.02
Net interest margin on a fully tax equivalent basis			2.31%			2.25%			2.45%
Ratio of interest-earning assets to interest-bearing liabilities	124.16%			123.82%			126.12%

Supplemental information:
Total deposits, including demand deposits	$4,329,347	$27,272		$4,336,421	$26,899		$4,206,278	$20,062
Cost of total deposits			2.53%			2.49%			1.91%
Total funding liabilities, including demand deposits	$5,106,199	$36,601		$5,101,044	$36,322		$4,906,954	$28,700
Cost of total funding liabilities			2.88%			2.86%			2.35%

(1) Includes securities available for sale and securities held to maturity.

(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.

(3) Includes nonaccruing loan balances and interest received on such loans.

(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(7) Net interest margin represents net interest income divided by average total interest-earning assets. (8) Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	For the Six Months Ended
	June 30, 2024			June 30, 2023
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (8)	Balance	Interest	Cost (8)

	(dollars in thousands)

Interest-earning assets:
Investment securities (1)	$373,758	$4,186	2.25%	$384,517	$4,114	2.16%
Other interest-earning assets	331,416	8,630	5.24	151,644	3,738	4.97
Loans held for sale	17,517	590	6.77	18,865	612	6.54
Loans
Commercial loans (2)(3)	3,065,921	84,675	5.55	2,919,980	75,679	5.23
Residential real estate loans (3)(4)	1,697,878	36,568	4.33	1,665,083	32,072	3.88
Consumer loans (3)	19,879	711	7.19	32,647	938	5.79
Total loans	4,783,678	121,954	5.13	4,617,710	108,689	4.75
Total interest-earning assets	5,506,369	135,360	4.94	5,172,736	117,153	4.57
Noninterest-earning assets	299,999			309,198
Total assets	$5,806,368			$5,481,934
Interest-bearing liabilities:
Savings accounts	$1,122,362	9,827	1.76	$1,440,403	11,610	1.63
NOW accounts	294,719	163	0.11	278,164	95	0.07
Money market accounts	1,031,753	19,499	3.80	813,472	11,494	2.85
Certificates of deposit	893,162	18,501	4.17	630,791	7,958	2.54
Brokered deposits	328,422	6,181	3.78	305,885	4,818	3.18
Total interest-bearing deposits	3,670,418	54,171	2.97	3,468,715	35,975	2.09
FHLB and FRB borrowings	770,738	18,752	4.89	557,823	13,219	4.78
Subordinated debentures	—	—	—	34,315	1,047	6.15
Total borrowings	770,738	18,752	4.89	592,138	14,266	4.86
Total interest-bearing liabilities	4,441,156	72,923	3.30	4,060,853	50,241	2.49
Noninterest-bearing liabilities:
Noninterest-bearing deposits	662,465			716,782
Other noninterest-bearing liabilities	122,884			95,054
Total liabilities	5,226,505			4,872,689
Total stockholders' equity	579,863			609,245
Total liabilities and stockholders' equity	$5,806,368			$5,481,934
Tax equivalent net interest income		62,437			66,912
Tax equivalent interest rate spread (5)			1.64%			2.07%
Less: tax equivalent adjustment		505			414
Net interest income as reported		$61,932			$66,498
Net interest-earning assets (6)	$1,065,213			$1,111,883
Net interest margin (7)			2.26%			2.59%
Tax equivalent effect			0.02			0.02
Net interest margin on a fully tax equivalent basis			2.28%			2.61%
Ratio of interest-earning assets to interest-bearing liabilities	123.99%			127.38%

Supplemental information:
Total deposits, including demand deposits	$4,332,883	$54,171		$4,185,497	$35,975
Cost of total deposits			2.51%			1.73%
Total funding liabilities, including demand deposits	$5,103,621	$72,923		$4,777,635	$50,241
Cost of total funding liabilities			2.87%			2.12%

Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(1) Includes securities available for sale and securities held to maturity. (2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.

(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

(5) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(6) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(7) Net interest margin represents net interest income divided by average total interest-earning assets.

(8) Annualized.

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023

	(in thousands)

Interest-earning assets:
Investment securities (1)	$374,730	$372,787	$370,683	$375,779	$381,762
Other interest-earning assets	306,361	356,470	205,929	207,234	238,891
Loans held for sale	20,775	14,260	20,010	20,919	19,614
Loans
Commercial loans (2)(3)	3,091,004	3,040,835	3,005,840	2,980,817	2,938,292
Residential real estate loans (3)(4)	1,695,059	1,700,694	1,707,978	1,700,383	1,682,860
Consumer loans (3)	19,221	20,539	22,324	25,126	29,025
Total loans	4,805,284	4,762,068	4,736,142	4,706,326	4,650,177
Total interest-earning assets	5,507,150	5,505,585	5,332,764	5,310,258	5,290,444
Noninterest-earning assets	300,847	299,153	313,729	314,030	305,132
Total assets	$5,807,997	$5,804,738	$5,646,493	$5,624,288	$5,595,576
Interest-bearing liabilities:
Savings accounts	$1,058,524	$1,186,201	$1,307,774	$1,360,728	$1,421,622
NOW accounts	299,536	289,902	290,147	274,329	280,501
Money market accounts	1,069,153	994,353	963,223	910,694	802,373
Certificates of deposit	931,255	855,070	859,274	818,182	708,087
Brokered deposits	300,385	356,459	288,449	287,428	281,614
Total interest-bearing deposits	3,658,853	3,681,985	3,708,867	3,651,361	3,494,197
Borrowings	776,852	764,623	507,520	508,001	666,345
Subordinated debentures	—	—	22,614	34,364	34,331
Total borrowings	776,852	764,623	530,134	542,365	700,676
Total interest-bearing liabilities	4,435,705	4,446,608	4,239,001	4,193,726	4,194,873
Noninterest-bearing liabilities:
Noninterest-bearing deposits	670,494	654,436	683,548	705,009	712,081
Other noninterest-bearing liabilities	126,477	119,289	137,239	126,742	88,363
Total liabilities	5,232,676	5,220,333	5,059,788	5,025,477	4,995,317
Total stockholders' equity	575,321	584,405	586,705	598,811	600,259
Total liabilities and stockholders' equity	$5,807,997	$5,804,738	$5,646,493	$5,624,288	$5,595,576

	Annualized Yield Trend - Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023

Interest-earning assets:
Investment securities (1)	2.28%	2.23%	2.14%	2.11%	2.14%
Other interest-earning assets	5.21%	5.26%	4.85%	5.11%	4.93%
Loans held for sale	6.72%	6.85%	7.32%	7.02%	6.67%
Commercial loans (2)(3)	5.60%	5.51%	5.45%	5.38%	5.30%
Residential real estate loans (3)(4)	4.36%	4.30%	4.21%	4.09%	3.92%
Consumer loans (3)	7.37%	7.01%	6.82%	6.51%	5.79%
Total loans	5.17%	5.08%	5.01%	4.92%	4.81%
Total interest-earning assets	4.98%	4.91%	4.81%	4.74%	4.63%

Interest-bearing liabilities:
Savings accounts	1.64%	1.87%	2.09%	1.98%	1.74%
NOW accounts	0.12%	0.10%	0.17%	0.11%	0.08%
Money market accounts	3.83%	3.77%	3.83%	3.64%	3.13%
Certificates of deposit	4.30%	4.02%	3.85%	3.50%	2.99%
Brokered deposits	3.68%	3.87%	3.71%	3.60%	3.29%
Total interest-bearing deposits	3.00%	2.94%	2.92%	2.72%	2.30%
Borrowings	4.83%	4.96%	4.89%	5.03%	4.88%
Subordinated debentures	-%	-%	19.68%	7.00%	6.12%
Total borrowings	4.83%	4.96%	5.52%	5.15%	4.94%
Total interest-bearing liabilities	3.32%	3.29%	3.25%	3.04%	2.74%

(1) Includes securities available for sale and securities held to maturity.
(2) Tax-exempt income on industrial revenue bonds is included in commercial loans on a tax-equivalent basis.
(3) Includes nonaccruing loan balances and interest received on such loans.
(4) Includes the basis adjustments of certain loans included in fair value hedging relationships.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Performance Ratios (annualized):	2024	2024	2023	2023	2023
(dollars in thousands)
Net income (loss)	$7,296	$7,300	$(7,111)	$8,411	$7,450
Less: Goodwill impairment charge	—	—	10,760	—	—
Net income, excluding goodwill impairment charge(1)	$7,296	$7,300	$3,649	$8,411	$7,450
Average Assets	$5,807,997	$5,804,738	$5,646,493	$5,624,288	$5,595,576
Average Equity	$575,321	$584,405	$586,705	$598,811	$600,258

Return on average assets (ROAA)	0.50%	0.50%	(0.50)%	0.60%	0.54%
Return on average assets (ROAA), excluding goodwill impairment charge(2)	0.50%	0.50%	0.26%	0.60%	0.54%
Return on average equity (ROAE)	5.07%	5.00%	(4.85)%	5.62%	4.98%
Return on average equity (ROAE), excluding goodwill impairment charge(3)	5.07%	5.00%	2.49%	5.62%	4.98%

Total noninterest expense	$33,144	$31,750	$43,214	$31,872	$31,725
Less: Amortization of other intangible assets	189	189	189	189	189
Total adjusted noninterest expense	32,955	31,561	43,025	31,683	31,536
Less: Goodwill impairment charge	—	—	10,760	—	—
Total adjusted noninterest expense, excluding goodwill impairment(4)	$32,955	$31,561	$32,265	$31,683	$31,536

Net interest and dividend income	$31,350	$30,582	$29,693	$31,080	$32,100
Total noninterest income	11,919	10,741	8,904	11,598	12,662
Total revenue	$43,269	$41,323	$38,597	$42,678	$44,762

Efficiency ratio (5)	76.16%	76.38%	111.47%	74.24%	70.45%
Efficiency ratio, excluding goodwill impairment charge(6)	76.16%	76.38%	83.59%	74.24%	70.45%

(1) This non-GAAP measure represents net income, excluding goodwill impairment charge
(2) This non-GAAP measure represents net income, excluding goodwill impairment charge to average assets
(3) This non-GAAP measure represents net income, excluding goodwill impairment charge to average equity
(4) This non-GAAP measure represents adjusted noninterest expense, excluding goodwill impairment charge
(5) This non-GAAP measure represents adjusted noninterest expense divided by total revenue
(6) This non-GAAP measure represents adjusted noninterest expense, excluding goodwill impairment divided by total revenue

	At or for the Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset Quality	2024	2024	2023	2023	2023
(dollars in thousands)

Total nonperforming assets	$9,766	$12,201	$17,582	$18,795	$20,234

Nonperforming assets to total assets	0.17%	0.21%	0.31%	0.33%	0.36%

Allowance for credit losses on loans to total loans	1.02%	1.01%	1.01%	1.02%	1.02%

Net charge-offs (recoveries)	$195	$125	$1,311	$(18)	$2,671

Annualized net charge-offs (recoveries)/average loans	0.02%	0.01%	0.11%	—%	0.23%

Allowance for credit losses on loans to nonperforming loans	503.18%	396.27%	273.92%	257.21%	236.62%

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Capital and Share Related	2024	2024	2023	2023	2023
(dollars in thousands, except share data)

Common stock outstanding	44,459,490	45,055,006	45,401,224	45,915,364	46,575,478

Book value per share	$12.99	$12.82	$12.86	$12.73	$12.79

Tangible common equity:
Total stockholders' equity	$577,329	$577,683	$583,759	$584,634	$595,532
Less: Goodwill	59,042	59,042	59,042	69,802	69,802
Less: Other intangible assets (1)	1,136	1,326	1,515	1,704	1,893
Tangible common equity	$517,151	$517,315	$523,202	$513,128	$523,837

Tangible book value per share (2)	$11.63	$11.48	$11.52	$11.18	$11.25

Tangible assets:
Total assets	$5,787,035	$5,862,222	$5,667,896	$5,664,387	$5,659,254
Less: Goodwill	59,042	59,042	59,042	69,802	69,802
Less: Other intangible assets	1,136	1,326	1,515	1,704	1,893
Tangible assets	$5,726,857	$5,801,854	$5,607,339	$5,592,881	$5,587,559

Tangible common equity / tangible assets (3)	9.03%	8.92%	9.33%	9.17%	9.38%

(1) Other intangible assets are core deposit intangibles.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets divided by common stock outstanding.
(3) This non-GAAP ratio is total stockholders' equity less goodwill and intangible assets to total assets less goodwill and intangible assets.

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Statements of Net Income for HarborOne Bank Segment:	2024	2024	2023	2023	2023

	(Dollars in thousands)

Net interest and dividend income	$31,098	$30,485	$30,637	$31,468	$32,490
Provision (benefit) for credit losses	615	(168)	644	(113)	3,283
Net interest and dividend income, after provision for credit losses	30,483	30,653	29,993	31,581	29,207
Mortgage banking income:
Intersegment loss	(464)	(236)	(159)	(198)	(358)
Changes in mortgage servicing rights fair value	(74)	(32)	(257)	18	29
Other	180	180	185	188	195
Total mortgage banking (loss) income	(358)	(88)	(231)	8	(134)
Other noninterest income:
Deposit account fees	5,223	4,983	5,178	5,132	5,013
Income on retirement plan annuities	141	145	147	146	128
Gain on sale of asset held for sale	1,809	—	—	—	—
Loss on sale of securities	(1,041)	—	—	—	—
Bank-owned life insurance income	758	746	1,207	531	511
Other income	624	517	1,405	694	962
Total noninterest income	7,156	6,303	7,706	6,511	6,480
Noninterest expenses:
Compensation and benefits	15,627	15,307	16,535	15,238	15,067
Occupancy and equipment	4,052	4,150	4,038	3,828	3,910
Data processing	2,363	2,470	2,462	2,527	2,355
Loan expense	188	71	153	128	96
Marketing	1,331	783	751	709	787
Professional fees	771	1,056	1,404	914	699
Deposit insurance	992	1,164	794	1,004	1,176
Other expenses	2,467	2,406	2,476	1,924	2,103
Total noninterest expenses	27,791	27,407	28,613	26,272	26,193
Less: Amortization of other intangible assets	189	189	189	190	189
Total adjusted noninterest expense	27,602	27,218	28,424	26,082	26,004

Income before income taxes	9,848	9,549	9,086	11,820	9,494
Provision for income taxes	2,310	2,386	2,535	2,716	2,193
Net income	$7,538	$7,163	$6,551	$9,104	$7,301

Efficiency ratio (1) - QTD	72.15%	73.99%	74.13%	68.67%	66.73%
Efficiency ratio (1) - YTD	73.05%	73.99%	68.49%	66.64%	65.67%

(1) This non-GAAP measure represents adjusted noninterest expense divided by total revenue

HarborOne Bancorp, Inc.

Segments Key Financial Data

(Unaudited)

	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Statements of Net Income for HarborOne Mortgage Segment:	2024	2024	2023	2023	2023

	(Dollars in thousands)

Net interest and dividend income	$240	$80	$160	$199	$120
Mortgage banking income:
Gain on sale of mortgage loans	3,141	2,013	2,176	2,704	3,300
Intersegment gain	464	308	56	249	90
Changes in mortgage servicing rights fair value	(1,024)	86	(3,296)	107	407
Other	2,177	2,097	2,116	2,082	2,117
Total mortgage banking income	4,758	4,504	1,052	5,142	5,914
Other noninterest income (loss)	4	10	2	(4)	—
Total noninterest income	4,762	4,514	1,054	5,138	5,914
Noninterest expenses:
Compensation and benefits	3,944	2,919	3,217	4,014	3,700
Occupancy and equipment	547	604	596	567	688
Data processing	11	9	13	21	48
Loan expense	274	304	(470)	258	321
Marketing	36	33	60	85	138
Professional fees	131	132	120	155	180
Goodwill impairment	—	—	10,760	—	—
Other expenses	326	310	371	390	418
Total noninterest expenses	5,269	4,311	14,667	5,490	5,493

Income (loss) before income taxes	(267)	283	(13,453)	(153)	541
Income tax (benefit) provision	(76)	60	(596)	(15)	232
Net income (loss)	$(191)	$223	$(12,857)	$(138)	$309

Closed loan volume	$172,994	$102,101	$124,225	$157,572	$172,153
Gain on sale margin	1.82%	1.97%	1.75%	1.72%	1.92%

Efficiency ratio (1) - QTD	105.34%	93.84%	1,208.15%	102.87%	91.03%
Efficiency ratio, excluding goodwill impairment (2) - QTD	105.34%	93.84%	321.83%	102.87%	91.03%
Efficiency ratio (1) - YTD	99.83%	93.84%	192.98%	109.91%	113.87%
Efficiency ratio, excluding goodwill impairment (2) - YTD	99.83%	93.84%	125.94%	109.91%	113.87%

(1) This non-GAAP measure represents noninterest expense divided by total revenue

(2) This non-GAAP measure represents noninterest expense, excluding goodwill impairment divided by total revenue